Exhibit 10.1

CONTRACT WORK AUTHORIZATION (Form 1) RELEASE NO. 2

for

ENGINEERING AND

CONSTRUCTION MANAGEMENT SERVICES

Between

ACUSPHERE, INC. (“ACUSPHERE/OWNER”)

and

PARSONS COMMERCIAL TECHNOLOGY INC. (“PARSONS”)

All work authorized by Acusphere and performed by Parsons in accordance with this Contract Work Authorization shall be governed by the “Terms and Conditions for Engineering, Procurement and Construction Management Services between Acusphere, Inc. and Parsons Commercial Technology Group Inc.” (the EPCM), effective date July 6, 2004.

CONTRACT WORK AUTHORIZATION RELEASE 2

(Form 1)

FOR

ENGINEERING AND CONSTRUCTION MANAGEMENT SERVICES

THIS Contract Work Authorization for the continuing performance of engineering, construction management, procurement services and placement of subcontracts (where applicable) is executed December 10, 2004 and between ACUSPHERE, INC., with principal offices at 500 Arsenal Street, Watertown, Massachusetts 02472 (“Acusphere/Owner”) and PARSONS COMMERCIAL TECHNOLOGY GROUP INC. (“PARSONS”), with principal offices for this project located at 150 Federal Street, Boston, Massachusetts 02110.

This Contract Work Authorization, the scope of which is defined below, is intended to cover engineering, construction management, procurement services and placement of subcontracts (where applicable) (authorized to date by Acusphere) to be provided by Parsons for Acusphere from July 6, 2004 through February 28, 2005. This Contract Work Authorization (Form 1) Release 2 extends Parsons performance period from December 10, 2004, as previously authorized per Contract Work Authorization (Form 1) Release 1, to February 28, 2005.

IN CONSIDERATION of the covenants hereinafter set forth, the parties hereto mutually agree as follows:

ARTICLE I            SCOPE OF SERVICES

1.1           Description of Services

Parsons shall continue to perform engineering construction management and other services as required (hereinafter referred to as the “Services”) in connection with Owner’s aseptic pharmaceutical manufacturing facility located at 890 East Street, Tewksbury, Massachusetts (the “Facilities”), as previously set forth and described in Exhibit 1, which is attached to Contract Work Authorization (Form 1) Release Number 1, which was executed by the parties November 11, 2004.

ARTICLE II                                 ESTIMATED COST

Previous total estimated cost up through and including Contract Work Authorization (Form 1) Number 1	$5,559,984.00

Estimated increase based on Contract Work Authorization (Form 1) Number 2	$446,016.00

Revised total estimated cost up through this Contract Work Authorization (Form 1) Number 2	$6,006,000.00

It is anticipated that the revised estimated costs added herein will be incurred prior to the end of February 28, 2005 and that, in accordance with the terms of the EPCM and Contract Work Authorization (Form 1) Release Nos. 1 and 2, if Acusphere were to terminate this contract during this term or elect to not extend this contract beyond February 28, 2005, Acusphere will be liable for  costs which  exceed the amounts stated above, relating primarily to costs associated with materials purchased by subcontractors for this project.  Parson’s has presented data to Acusphere suggesting, based upon Parsons experience and the terms of the subcontracts, that the maximum amount of such additional costs (although not guaranteed) should not be more than an additional two million dollars

($2,000,000) and would likely be less than this amount.

ARTICLE III          TERMS AND CONDITIONS

THE PARTIES ACKNOWLEDGE AND AGREE THE TERMS AND CONDITIONS OF THIS AGREEMENT HAVE BEEN FREELY, FAIRLY AND THOROUGHLY NEGOTIATED. FURTHER, THE PARTIES ACKNOWLEDGE AND AGREE SUCH TERMS AND CONDITIONS, INCLUDING BUT NOT LIMITED TO THOSE RELATING TO WAIVERS, ALLOCATIONS OF, RELEASES FROM, INDEMNITES AGAINST AND LIMITATIONS OF LIABILITY, WHICH MAY REQUIRE CONSPICUOUS IDENTIFICATION, HAVE NOT BEEN SO IDENTIFIED BY MUTUAL AGREEMENT AND THE PARTIES HAVE ACTUAL KNOWLEDGE OF THE INTENT AND EFFECT OF SUCH TERMS AND CONDITIONS. EACH PARTY ACKNOWLEDGES THAT IN EXECUTING THIS AGREEMENT IT RELIED SOLELY ON ITS OWN JUDGEMENT, BELIEF, AND KNOWLEDGE, AND SUCH ADVICE AS IT MAY HAVE RECEIVED FROM ITS OWN COUNSEL, AND IT HAS NOT BEEN INFLUENCED BY ANY REPRESENTATION OR STATEMENTS MADE BY ANY OTHER PARTY OR SUCH OTHER PARTY’S COUNSEL. NO PROVISION IN THIS AGREEMENT IS TO BE INTERPRETED FOR OR AGAINST ANY PARTY BECAUSE THAT PARTY OR ITS COUNSEL DRAFTED SUCH PROVISION.

ARTICLE IV          SCHEDULE

It is estimated that the work covered by the Contract Work Authorization shall commence and be completed as noted below:

Work commenced on July 6, 2004 and shall be suspended at the end of the day February 28, 2005 unless a subsequent authorization to continue is received by Parsons from Acusphere on or prior to February 28, 2005.  Notwithstanding the above, Parsons agrees not to award a subcontract for process piping until either Acusphere and Parsons have agreed to, and Acusphere has authorized, contract costs beyond February 28, 2005 or express written approval for such subcontract is approved by Acusphere’s Chief Executive Officer.

All other terms and conditions for the Contract for Engineering, Procurement and Construction Management Services, as previously amended by Contract Work Authorization Numbers 0 through 1 remain unchanged.

IN WITNESS WHEREOF, the parties hereto have executed this contract, document as of the date and year first above written.

ACUSPHERE, INC. (“ACUSPHERE”)	PARSONS COMMERCIAL TECHNOLOGY GROUP INC. (“PARSONS”)

/s/ Sherri C. Oberg	/s/ Daniel Mariani

By: Sherri C. Oberg	By: Daniel Mariani

President and CEO	Senior Vice President
Title	Title